THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN
OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING
AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED BY
THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY.

REGISTERED                                            $18,275,000
NUMBER FLR _______                               CUSIP 06050 MAC1

                   BANK OF AMERICA CORPORATION
                MEDIUM-TERM SENIOR NOTE, SERIES H
                          (Indexed Note)



 /X/ SEE THE ATTACHED PRINCIPAL REPAYMENT                   BASE RATE:
     AMOUNT RIDER for a description of the          (if applicable, check one)
     PRINCIPAL REPAYMENT AMOUNT and its calculation    ___CD Rate
                                                       ___Commercial Paper Rate
 / / SEE THE ATTACHED INTEREST PAYMENT AMOUNT          ___LIBOR  __________
     RIDER for a description of the INTEREST           ___Federal Funds Rate
     PAYMENT AMOUNT and its calculation                ___Prime Rate
                                                       ___Treasury Rate
                                                       ___CMT Rate
ORIGINAL ISSUE DATE: September 7, 1999                 CMT TeleratePage:_____
STATED MATURITY DATE: September 7, 2006                CMT Maturity Index:___
FINAL MATURITY DATE: N/A                               ___Eleventh District Cost
INITIAL INTEREST RATE: 0.25% Fixed                        of Funds Rate
INDEX MATURITY FOR INITIAL                             ___Other:________________
INTEREST RATE (IF DIFFERENT): N/A                               ________________
INDEX MATURITY: N/A                                             ________________
INDEX MATURITY FOR FINAL
INTEREST PAYMENT PERIOD
(IF DIFFERENT): N/A
SPREAD: N/A
SPREAD MULTIPLIER: N/A
MAXIMUM INTEREST RATE: N/A
MINIMUM INTEREST RATE: N/A                       / / This Note is a Renewable
INTEREST PAYMENT DATES:March 7 and September 7       Note.
INTEREST RESET DATES: N/A                            See Attached Rider
INTEREST RESET PERIOD: N/A
INITIAL REDEMPTION DATE: N/A                     / / This Note is an
INITIAL REDEMPTION PERCENTAGE: N/A                   Extendible Note.
ANNUAL REDEMPTION PERCENTAGE REDUCTION: N/A          See Attached Rider
OPTIONAL REPAYMENT DATE(S): N/A
CALCULATION AGENT:       Banc of America Securities LLC
ADDITIONAL TERMS:        SEE PRINCIPAL REPAYMENT AMOUNT RIDER
MINIMUM DENOMINATIONS:   $100,000 and integral multiples of $1,000 in excess
                         thereof

     BANK OF AMERICA CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, (a) that amount calculated according to the terms of the attached Principal Repayment Amount Rider (the "Principal Repayment Amount") on the Stated Maturity Date specified above (except to the extent redeemed, repaid or converted prior to the Stated Maturity Date), and (b) interest on the face amount of this Note at a rate per annum equal to the Initial Interest Rate specified above which, interest will be paid on the Interest Payment Dates specified above and on the Stated Maturity Date or the Termination Date and will be computed and paid as described on the Principal Repayment Amount Rider, each such Stated Maturity Date and Termination Date being herein referred to as a "Maturity Date" with respect to the principal repayable on such date). Interest on this Note will accrue from the Original Issue Date specified above.


     Except to the extent otherwise provided under the Principal Repayment Amount Rider, the principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to The Bank of New York, as Issuing and Paying Agent, 101 Barclay Street, New York, New York 10286 (the "Corporate Trust Office").

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and on the attached Riders, which shall have the same effect as though fully set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.



                              BANK OF AMERICA CORPORATION


                              By:___________________________________
[SEAL]                             Title: Senior Vice President
ATTEST:

_____________________________
Assistant Secretary

                  CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________


                         U.S. BANK TRUST NATIONAL
                         ASSOCIATION,
                         as Trustee

                         By:  The Bank of New York, as
                              Authenticating Agent


                         By:__________________________
                              Authorized Signatory

                        [Reverse of Note]

                   BANK OF AMERICA CORPORATION
                MEDIUM-TERM SENIOR NOTE, SERIES H
                          (Indexed Note)

     This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between NationsBank Corporation (predecessor to the Corporation) and U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of September 18, 1998 to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's Senior Medium-Term Notes, Series H (herein called the "Notes"), limited in aggregate principal amount to $5,000,000,000. The Bank of New York initially has been appointed to serve as the Security Registrar and the Issuing and Paying Agent in connection with the Notes.

     This Note is not subject to any sinking fund.

     This Note is subject to repayment at the option of the registered holder only in accordance with the attached Principal
Repayment Amount Rider. Exercise of such repayment option by the holder hereof shall be irrevocable.

     This Note may be redeemed at the option of the Corporation only in accordance with the attached Principal Repayment Amount
Rider.

     The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.

     If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay principal of (or premium, if any, on) the Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or the Indenture, which breach is not cured within 90 days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the Principal Repayment Amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the Principal Repayment Amount or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in those denominations described on the face of this Note. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying
Agent and any agent of the Corporation, the Trustee or any Issuing and Paying Agent may treat the entity in whose name this
Note is registered as the
absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of the Principal Repayment Amount and interest, notices and voting. Transfer of the Principal Repayment Amount and interest to participants of DTC will be the responsibility of DTC, and transfer of the Principal Repayment Amount and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

                          ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM--as tenants in common
          TEN ENT-- as tenants by the entireties
          JT TEN--  as joint tenants with right of survivorship
                    and not as tenants in common
          UNIF GIFT MIN ACT--.............Custodian..........
                               (Cust)             (Minor)
                Under Uniform Gifts to Minors Act
                .................................
                             (State)

     Additional abbreviations may also be used though not in the above list.
                  _____________________________

                            ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

           [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                 INCLUDING ZIP CODE OF ASSIGNEE]
_________________________________________________________________

________________________________________________________________

________________________________________________________________

Please Insert Social Security or Other
     Identifying Number of Assignee: ____________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________
Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:_______________________
_____________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                   BANK OF AMERICA CORPORATION
       0.25% SERIES H SENIOR BASKET-INDEXED NOTE, DUE 2006


                PRINCIPAL REPAYMENT AMOUNT RIDER

General

     The Notes are medium-term notes to be issued as part of a series of Debt Securities under the Senior Indenture. Capitalized terms not otherwise defined in the Notes have the meanings as defined in the Prospectus dated May 21, 1998, the Prospectus Supplement dated November 16, 1998 and the Pricing Supplement dated September 3, 1999 delivered in connection with the Notes.

     The aggregate Face Amount of Notes to be issued will be $18,275,000. The Corporation in the future may, however, "reopen" the issue of Notes and issue additional Notes at a later time.

The Face Amount of each Note will be $1,000, subject to the requirements for a minimum denomination of $100,000. The Notes will mature on September 7, 2006, unless the Corporation has exercised the Call Feature or the holder has exercised the Exchange Right. The Termination Date will be the date on which the Termination Principal Repayment occurs.

Interest Payments

    The Notes will bear interest from September 7, 1999 (the "Original Issue Date"), at the rate of 0.25% of the Face Amount per annum in arrears until the Termination Date, unless the holder has exercised its Exchange Right, in which case interest will accrue only until the last Interest Payment Date that precedes the date on which the holder notifies the Corporation that it wishes to exercise its Exchange Right. Interest will be payable semi-annually on each March 7th and September 7th, commencing March 7th, 2000 (each an "Interest Payment Date"). Interest will be computed on the basis of the actual number of days elapsed over a 360-day year of twelve 30-day months. Each payment of interest on an Interest Payment Date will include interest accrued through but not including such Interest Payment Date. If the Notes are called by the Corporation and the holder does not exercise its Exchange Right, then on the Termination Date the holder shall receive interest accrued from and including the most recent Interest Payment Date through but not including the Termination Date. The interest payable on each Note on each Interest Payment Date will, subject to certain exceptions provided in the Senior Indenture described in the Prospectus, be paid to the person in whose name such Note is registered on the close of business on the Regular Record Date (as defined in the Prospectus Supplement).

Termination Principal Repayment

If the Termination Date is prior to the Stated Maturity
Date, then on the Termination Date the Termination Principal
Repayment is the Face Amount of the Note, unless the holder has exercised the Exchange Right, in which case the holder will receive cash equal to the Exchange Value. If the Notes are neither called by the Corporation nor exchanged by the holder, then on the Stated Maturity Date the holder will automatically receive cash equal to the greater of (1) the Face Amount or (2) the Exchange Value.

    For each Face Value of $1,000, the Exchange Value shall equal 8.163265 Basket Units multiplied by the Termination Date Value of one Basket Unit. The "Termination Date Value" means the arithmetic average of the values of the Basket Unit over the 5 Trading Days during the Valuation Period (except when the Termination Date is the Stated Maturity Date, in which case there will be only 1 Trading Day during the Valuation Period). For each Trading Date during the Valuation Period, the value of the Basket Unit will equal the sum-product of (1) the Closing Prices of the common shares of each of the Basket Companies multiplied by (2) the number of common shares of each of the Basket Companies that are contained in the Basket Unit. The Valuation Period shall consist of the 5 Trading Days prior to the Termination Date, except when the Termination Date is the Stated Maturity Date, in which case there will be only one Valuation Date, August 30, 2006. The Valuation Period and the Termination Date are subject to adjustment upon the occurrence of certain Non-Trading Days.

Call Feature

    On any Business Day on or after August 30, 2002, the
Corporation may notify the holders of the Notes that it intends to call the Notes, in whole but not in part, at the Face Amount
(plus any accrued and unpaid interest) on the date that is 15 calendar days after the date of such announcement.

Exchange Right

    On any Business Day on or after August 30, 2001 (but not on or after August 30, 2006), the holders of the Notes may notify the Corporation that they wish to exchange the Notes into cash equal to the Exchange Value effective on the date that is 6 Trading Days after the date of such notification.

Additional Definitions

    "Basket Unit" means the portfolio of the publicly traded common shares of 7 high technology companies (each, a "Basket Company") as listed and share-weighted in Schedule I attached to this rider. The number of common shares of each Basket Company included in the Basket Unit is referred to as the "Basket Composition". The Basket Composition is subject to adjustment as a result of certain dilution events.

    "Closing Price" means (a) the closing price or last reported price of any security on the New York Stock Exchange ("NYSE") on such date or (b) if such security is not listed for trading on the NYSE, the last quoted bid price of such security on such other national securities exchange or association that is the primary market for the trading of such security. For the purposes of any calculations that may be required under "Dilution Adjustments; Reorganization Events," the price referred in clause
(b) above will be the average of the closing bid price and the closing offer price.

    A "Trading Day" means a Business Day on which the security the Closing Price of which is being determined (a) is not suspended from trading on any national securities exchange or association at the close of business and (b) has traded at least once on the national securities exchange or association that is the primary market for the trading of such security.

    "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange, the American Stock Exchange, NASDAQ, any other national securities exchange, or banking institutions or trust companies in New York, New York or Charlotte, North Carolina are authorized or obligated by law or executive order to close.

Market Disruption

    If any Valuation Date is not a Trading Day (a "Non-Trading Day"), then the Valuation Period will be extended to include as many Trading Days as are necessary so that the Valuation Period contains 5 Trading Days. In such event, the Termination Date will also be extended until the first Business Day following the last day of the extended Valuation Period. If the Termination Date is the Stated Maturity Date and the Valuation Date (August 30, 2006) is a Non-Trading Day, then the Valuation Date will be the next Trading Day. In the event that none of the days beginning on the Valuation Date and ending on the day before the Stated Maturity Date are Trading Days, then the Stated Maturity Date will not be extended and the Calculation Agent will be solely responsible for the determination of the Termination Date Value of the Basket Unit.

Dilution Adjustments; Reorganization Events

    The Basket Composition is subject to adjustment if one or more of the Basket Companies, with respect to its common shares:

              (1) distributes additional common shares (as to each Basket Company, its "Common Shares"),

              (2)  subdivides or splits the number of outstanding
     Common Shares,

              (3) consolidates its outstanding Common Shares into a smaller number of Common Shares,

              (4) issues any Common Shares by reclassification of its other shares (other than a reclassification upon a Reorganization Event described below),

              (5) issues rights or warrants to all holders of Common Shares entitling them to subscribe for or purchase additional Common Shares at a price per unit less than the market price of the Common Shares (other than rights to purchase Common Shares pursuant to a plan for the reinvestment of distributions or interest) or

              (6) pays a dividend or makes a distribution to all holders of Common Shares or evidences of its indebtedness or other assets (including without limitation, an

     Extraordinary Cash Dividend (as defined below) or a spin-off, but excluding (A) any dividends or distributions referred to in clause (1) above, (B) any Common Shares issued pursuant to a reclassification referred to in clause (4) above or (C) any cash dividends other than any Extraordinary Cash Dividends
     (as defined below)) or issues, to all holders of Common
     Shares, rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause
     (5) above).

         In the case of the events referred to in clauses (1), (2),
(3) and (4) above, the Basket Composition shall be adjusted so that the holder of a Note will be entitled to receive, upon exercise of the Exchange Right, cash equal to the Exchange Value that is calculated based on the number of Common Shares (or, in the case of a reclassification referred to in clause (4) above, the number of Common Shares issued pursuant thereto) that the holder would have owned or been entitled to receive immediately following such event had the Exchange Right been exercised immediately prior to such event or any record date with respect thereto.

    In the case of the event referred to in clause (5) above, the Basket Composition shall be adjusted by multiplying the number of Basket Company Common Shares immediately prior to the ex-date of the issuance of the rights or warrants referred to in clause (5) above by the fraction described in the next 2 sentences. The numerator will be the sum of (A) the number of Basket Company Common Shares outstanding on the ex-date of the issuance of such rights or warrants, plus (B) the number of additional Basket Company Common Shares offered for subscription or purchase pursuant to such rights or warrants. The denominator will be the sum of (A) the number of Basket Company Common Shares outstanding on the ex-date of the issuance of such rights or warrants, plus (B) the number of additional Basket Company Common Shares equal in value to the aggregate offering price of the total number of such rights or warrants, based on the market price of the Basket Company Common Shares. This market price will be the Closing Price per share of Basket Company Common Shares on the Trading Day immediately prior to the ex-date of the issuance of such rights or warrants; provided, however, that if none of the 20 calendar days prior to such date are a Trading Day, then such market price shall be determined by the Calculation Agent. To the extent that Common Shares are not delivered after the expiration of such rights or warrants, the Basket Composition shall be readjusted to reflect the number of Common Shares actually delivered.

    In the case of the event referred to in clause (6) above, the Basket Composition will be adjusted by multiplying the number of Basket Company Common Shares (in effect on the ex-date with respect to such dividend or distribution referred to in clause
(6) above) by the fraction described in the next 3 sentences.
The numerator will be the market price of the Basket Company Market Shares on the ex-date for the determination of stockholders entitled to receive the dividend or distribution referred to in clause (6) above. The market price will be the Closing Price per share of Basket Company Common Shares on the Trading Day immediately prior to such ex-date; provided, however, that if none of the 20 calendar days prior to such ex-date are a Trading Day, then such market price will be determined by the Calculation Agent. The denominator will be such market price per share of Basket Company Market Shares less the fair market value (as determined by the Calculation Agent) as of such ex-date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Basket Company Market Shares.

An "Extraordinary Cash Dividend" will mean, for any one-year period, all cash distributions on the Basket Company Market Shares during such period to the extent the distributions exceed, on a per share basis, 10% of the average Closing Prices of the Basket Company Market Shares over such period (less any such distributions for which an adjustment to the number of Basket Company Common Shares in the Basket Unit was previously made). All adjustments to the Conversion Ratio will be calculated to the nearest 1/10,000th of a Basket Company Common Share (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). In the case of the reclassification of any Basket Company Common Shares into any equity interest of the Basket Company other than the number of Basket Company Common Shares in the Basket Unit, such equity interest shall be deemed Basket Company Common Shares solely to determine the number of Basket Company Common Shares in the Basket Unit. Each such adjustment to the Basket Composition shall be made successively.

    In the event of (A) any consolidation or merger of either a Basket Company or any surviving entity or subsequent surviving entity of such Basket Company (a "Basket Company Successor"), with or into another entity (other than a merger or consolidation in which the Basket Company is the continuing corporation and in which the Basket Company Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Basket Company or another corporation or limited partnership), (B) any sale, transfer, lease or conveyance to another corporation of the property of the Basket Company or any Basket Company Successor as an entirety or substantially as an entirety, (C) any statutory exchange of securities of the Basket Company or any Basket Company Successor with another corporation or limited partnership (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution or winding up of the Basket Company or any Basket Company Successor (any such event, a "Reorganization Event"), each holder of Notes will receive on the Termination Date, an Exchange Value based upon an adjusted valuation of the Basket Unit. For the purpose of calculating the value of the affected Basket Company Common Shares, such value will be adjusted to reflect: (1) for any cash received in any such Reorganization Event, the amount of cash received per unit of Basket Company Common Shares, (2) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value on the Termination Date of such property received per share of Basket Company Common Shares as determined by the Calculation Agent and (3) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per share of such securities during the Valuation Period (subject to adjustment as provided under "Description of Notes
 Market Disruption Event") multiplied by the number of such securities received for each share of Basket Company Common Shares. For the purpose of clause (3), Closing Price will be the last quoted bid price for any security that is not traded on the NYSE.

    No adjustments will be made for certain other events, such as an offering of Basket Company Common Shares by a Basket
Company for cash or in connection with acquisitions.

    The Calculation Agent shall, within 10 Business Days following the occurrence of an event that requires an adjustment to the Basket Composition or the occurrence of a Reorganization Event (or, in either case, if the Calculation Agent is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee





<PASGE>

and to each holder of the Notes of the occurrence of such event including a statement in reasonable detail describing the method by which the adjustment to the Basket Composition or change in the consideration to be received by holders of the Notes following the Reorganization Event was determined and the revised Basket
Composition or consideration, as the case may be.

    Except as otherwise provided herein, the Calculation Agent will be solely responsible for the determination and calculation of (and the determination of any method for calculating) the Basket Composition and any dividends, distributions, numbers of shares, other securities or other property or assets (including cash) in connection with any of the events described in this section ("Dilution Adjustments; Reorganization Events"), and its determinations and calculations will be conclusive.

Events of Default and Acceleration

    In case an Event of Default, as defined in the Senior Indenture, with respect to the Notes will have occurred and is continuing, the holders may direct the Senior Trustee to accelerate the maturity of the Notes. The amount payable to a holder of the Notes upon any acceleration permitted under the Senior Indenture will be equal to: (1) the Face Amount of the Notes (which shall be paid to such holder in cash), unless such holder exercises the Exchange Right, in which case the Exchange Value plus (2) an additional amount, if any, of interest calculated to the date of payment.

                                                     Schedule I

Bank of America Corporation 0.25% Series H Senior Basket-Indexed Notes Due 2006
                             Basket Composition


  Basket            Ticker      %      Value on       Pricing Date   Number
 Company            Symbol    Weight  Pricing Date   Price Setting  of Shares*

Texas Instruments    TXN       18%     18.00           80.3750      0.22395
 Incorporated

Sun Microsystems,    SUNW      18%     18.00          75.6250       0.23802
 Inc.

International Business
 Machines Corp.       IBM      18%     18.00         123.3750       0.14590

Oracle Corporation    ORCL     18%     18.00          36.5000       0.49315

12 Technologies Inc.  ITWO     11%     11.00          31.5000       0.34921

Rambus Inc.           RMBS     11%     11.00         102.9375       0.10686

Wind River
 Systems, Inc.        WIND      6%      6.00          16.3125       0.36782


Total                         100%    100.00

  * Calculated in each case by dividing the Value on the Pricing
  Date by the Pricing Date Price Setting.